UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2012

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

Reference is hereby made to Computer Sciences Corporation’s (the “Company”) Form 10-K for the fiscal year ended March 30, 2012 and its Form 10-Q for the quarter ended June 29, 2012 for previously disclosed information concerning a class action complaint styled In re Computer Sciences Corporation Securities Litigation (No. 1:11-cv-610-TSE-IDD). The disclosures set forth in this Form 8-K supplement and update the Company’s prior disclosures concerning such matters as set forth in such prior filings.

As previously disclosed, on September 22, 2011, the lead plaintiff filed a motion for class certification with the United States District Court for the Eastern District of Virginia, and on October 18, 2011, the Company and the other defendants filed a motion to dismiss the case with the court. On August 29, 2012, the court issued a Memorandum Opinion and Order granting in part and denying in part the motion to dismiss. The court granted the motion to dismiss with respect to the plaintiff’s claims in connection with alleged misrepresentations and omissions concerning the Company’s operations in the Nordic Region. The court granted in part and denied in part the motion to dismiss with respect to the plaintiff’s claims in connection with alleged misrepresentations and omissions concerning the Company’s internal controls and the Company’s contract with the U.K.’s National Health Service. The court also granted the lead plaintiff leave to amend its complaint by September 12, 2012, and maintained the stay of discovery until the sufficiency of the amended complaint has been decided. The court further denied lead plaintiff’s motion for class certification without prejudice.

The defendants deny the allegations and intend to defend their position vigorously. The Company is unable to estimate any possible loss or range of loss associated with this matter at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Dated: September 7, 2012		COMPUTER SCIENCES CORPORATION

	By:	/s/ William L. Deckelman, Jr.
William L. Deckelman, Jr.
Vice President and General Counsel